UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 17, 2012

ANTARES PHARMA, INC.

(Exact name of registrant specified in its charter)

Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300, Ewing, NJ	08628
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 17, 2012, upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Antares Pharma, Inc. (the “Company”), the Board approved stock option grants to purchase the Company’s common stock, $.01 par value, to certain of its executive officers, consistent with its long-term incentive program for senior officers.  Under the program, two-thirds of the value of the annual award for each senior officer is delivered in the form of stock options and one-third of the value of the annual award is delivered in the form of performance stock units, in each case granted under the Company’s 2008 Equity Compensation Plan, as amended (the “2008 Plan”).

The total value of the annual award to each senior officer is targeted at the median value of annual awards granted by other companies in the Company’s peer group and, on May 17, 2012, the following stock option grants to the Company’s named executive officers were made:

Named Executive Officer	Position	Number of Shares subject the Option
Dr. Paul Wotton, Ph.D.	President, Chief Executive Officer and Director	150,000

Mr. Robert F. Apple	Executive Vice President, Chief Financial Officer and President of the Parenteral Products Division	110,000

Dr. Peter Sadowski, Ph.D	Senior Vice President and Chief Technology Officer	70,000

Dr. Kaushik J. Dave, Ph.D	Executive Vice President of Product Development	70,000

The stock options (i) have a ten-year term, (ii) have an exercise price equal to the closing price of the Company’s common stock, as reported on AMEX, on the date of grant ($2.94), (iii) vest in quarterly installments over three years, and (iv) were otherwise granted on the same standard terms and conditions as other stock options granted pursuant to the 2008 Plan.

The Committee has engaged Buck Consultants to update its executive compensation review of the Company’s overall executive compensation (including equity compensation) as compared to the Company’s peer group.  The review is expected to be completed in late June.  The stock option grants approved by the Board on May 17, 2012 were based on the peer group review completed by Buck Consultants in December 2010.

Following evaluation by the Committee of the updated peer group review, the Committee intends to recommend that the Board approve the performance stock unit portion of the annual award and, to the extent necessary to reach the median value against the Company’s peer group, the Committee may recommend that the Board approve an additional award in the form of stock options or stock units to the named executive officers, as determined by the Committee.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 17, 2012. The following matters, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 13, 2012, were voted on at the Annual Meeting. The results of such voting are as indicated below.

1.	Election of the two nominees listed below to serve on the Board of Directors of the Company for a term of three years.

Nominee	For	Against/Withheld	Abstain	Broker Non-Votes
Mr. Anton G. Gueth	37,810,606	997,048	0	44,830,341
Mr. Eamonn P. Hobbs	38,451,166	356,488	0	44,830,341

2.	Advisory vote for the approval of the Company’s executive compensation programs.

For	Against/Withheld	Abstain	Broker Non-Votes
37,317,008	1,142,191	348,455	44,830,341

3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2012.

For	Against/Withheld	Abstain	Broker Non-Votes
83,433,935	148,216	55,844	0

On the basis of the above votes, (i) all nominees listed above were elected to serve on the Board of Directors of the Company for a term of three years; (ii) the Company’s executive compensation programs were approved in an advisory vote; and (iii) the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2012 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	May 23, 2012	By:	/s/ Paul K. Wotton
		Name:	Dr. Paul K. Wotton
		Title:	President and Chief Executive Officer